                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported):

                                 APRIL 24, 2003

                               CINEMARK USA, INC.

               (Exact Name of Registrant as Specified in Charter)


                                         333-45417
                                         333-11895
           TEXAS                          33-47040              75-2206284
(State or Other Jurisdiction            (Commission           (IRS Employer
      of Incorporation)                 File Number)        Identification No.)


                               3900 DALLAS PARKWAY
                                    SUITE 500
                               DALLAS, TEXAS 75093
              (Address and Zip Code of Principal Executive Offices)


                                 (972) 665-1000
              (Registrant's telephone number, including area code)


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       (a) none
       (b) none
       (c) See the Exhibit Index at page 4 of this report.

ITEM 9.  REGULATION FD DISCLOSURE

         On April 24, 2003, Cinemark USA, Inc. ("Cinemark") issued a press release stating that it intends to issue, subject to market and other conditions, an additional amount of its 9% Senior Subordinated Notes due 2013 by means of a private placement. The notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended, and to non-U.S. persons in reliance on Regulation S under the Securities Act. Net proceeds from the offering and additional borrowings under the Company's senior credit facility will be utilized to fund the purchase of up to $240 million aggregate principal amount of (i) its $200 million 9 5/8% Series B Senior Subordinated Notes due 2008 and (ii) its $75 million 9 5/8% Series D Senior Subordinated Notes due 2008 pursuant to an offer to purchase announced on April 18, 2003. The press release contains certain information that will be disclosed by the Company in connection with the offering of the notes. A copy of the press release is attached hereto as Exhibit 99.1

                            [SIGNATURE PAGE FOLLOWS]


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CINEMARK USA, INC.

Date:  April 24, 2003                   By:    /s/ ROBERT D. COPPLE
                                               ---------------------------------
                                        Name:  Robert D. Copple
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                                  EXHIBIT INDEX

         The exhibits below are numbered in accordance with the Exhibit Table of
Item 601 of Regulation 8-K.

EXHIBIT NO.      DESCRIPTION OF EXHIBIT
-----------      ----------------------
99.1             Press Release of Cinemark USA, Inc. dated April 24, 2003


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